EXECUTION VERSION Amended and Restated Cooperation Agreement between Fluence Energy, LLC and The AES Corporation Dated as of October 27, 2021 Exhibit 10.27

1 THIS AMENDED AND RESTATED COOPERATION AGREEMENT (this “Agreement”) is made and entered into on October 27, 2021 (the “Effective Date”), between The AES Corporation, whose principal place of business is at 4300 Wilson Boulevard, Arlington, VA 22203 hereinafter referred to as “AES” and Fluence Energy, LLC, whose principal place of business is 4601 N. Fairfax Drive, Suite 600, Arlington, VA 22203 hereinafter referred to as “Fluence”. Each of AES and Fluence are referred to herein as a “Party” and collectively are referred to herein as the “Parties.” WHEREAS, AES is a company headquartered in Arlington, Virginia with electrical transmission, distribution and power generation subsidiaries located globally, supplying power services to utilities, power systems, and end customers; WHEREAS, Fluence is a company headquartered in Arlington, Virginia with a battery storage system business, and seeks to sell Battery Energy Storage Systems and Solutions to owners of power projects and assets; WHEREAS, Fluence and AES are parties to that certain Cooperation Agreement, dated as of January 1, 2018, by and between Fluence and AES (the “Prior Agreement”); and WHEREAS, AES Grid Stability LLC (“AES LLC”), a Delaware limited liability company and wholly- owned subsidiary of AES, owns a 43.18% membership interest in Fluence as of the Effective Date, but prior to the initial public offering described in the recitals below; WHEREAS, AES LLC is party to the Second Amended and Restated Limited Liability Company Agreement of Fluence, dated as of June 9, 2021(the “Second A&R LLC Agreement”); WHEREAS, Fluence, AES LLC and certain other parties are entering into a series of transactions in connection with the formation of Fluence Energy, Inc., a Delaware corporation (“Issuer”) to serve as the vehicle through which the public will own indirect interests in Fluence through an initial public offering; WHEREAS, in connection with the initial public offering, the Second A&R LLC Agreement is being amended and restated in its entirety by the Third Amended and Restated Limited Liability Company Agreement, dated on or about the date hereof (the “Third A&R LLC Agreement”), to, among other things, reflect Issuer’s ownership of Fluence and the restructuring of Fluence and its Affiliates; and NOW, THEREFORE, the Parties agree that the Prior Agreement is hereby amended and restated in its entirety by this Agreement, and further agree as follows: Article 1. Definitions 1.1 Definitions. The terms used in this Agreement, with their initial letters capitalized, shall, unless the context thereof otherwise requires, have the meanings specified in this Section 1.1. “AAA” shall have the meaning assigned to such term in Section 13.2. “AES” has the meaning set forth in the Preamble hereto. "AES Entity" shall mean either AES or an Affiliate of AES, as the case may be.

2 “AES LLC” has the meaning set forth in the Recitals hereto. “AES Representative” shall have the meaning assigned to such term in Section 6.1. “AES Strategic Business Unit” shall mean one of the primary regional business groupings managed by a SBU President in AES. “Affiliate” means, at any time, and with respect to any Person or group of Persons, a Person that at such time directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person or group of Persons.. “Agreement” has the meaning set forth in the Preamble hereto. “Application” has the meaning set forth in the LLC Agreement. “Battery Energy Storage Systems and Solutions” means any battery based energy storage system and related services offered for sale from time to time by Fluence, including such as may be purchased pursuant to the Storage Core Frame Purchase Agreement. “Branding Agreement” means that certain Branding Agreement entered into as of the Effective Date between AES and Fluence. “Claim” shall have the meaning assigned to such term in Section 9.1. “Compliance Breach” shall have the meaning assigned to such term in Section 8.2. “Confidential Information” shall have the meaning assigned to such term in Section 12.1. “Control” means, with respect to the relationship between two or more Persons, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, as trustee or executor, by contract or otherwise. The terms “Controlled” or “under common Control with” have correlative meanings. “Customer” is the end-use customer for any Battery Energy Storage Solutions proposed as part of a project owned by AES Entity. “Dispute” shall have the meaning assigned to such term in Section 13.1. “Effective Date” has the meaning set forth in the Preamble hereto. “Fluence” has the meaning set forth in the Preamble hereto. "Fluence Entity" shall mean either Fluence or an Affiliate of Fluence, as the case may be. “Fluence Representative” shall have the meaning assigned to such term in Section 6.1. “Government Official” shall mean any officer or employee or family member of an officer or employee of a government, department (whether executive, legislative, judicial or administrative), agency or instrumentality of such government, or any person acting in an official

3 capacity for or on behalf of such government or any candidate for public office or representative of a political party. “Governmental Authority” means a federal, state, local or foreign governmental authority (including any regulatory authority); a state, province, commonwealth, territory or district thereof; a county; a city, town, township, or other municipality; a district, ward or other subdivision of any of the foregoing; any executive, legislative or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council or other administrative body of any of the foregoing; any court or other judicial body; and any officer, official or other representative of any of the foregoing. “Indemnified Party” shall have the meaning assigned to such term in Section 9.1. “Indemnifying Party” shall have the meaning assigned to such term in Section 9.1. “Initial Term” shall have the meaning assigned to such term in Section 10.1. “Integrated Solution” has the meaning set forth in the LLC Agreement. “Issuer” has the meaning set forth in the Recitals hereto. “LLC Agreement” means the Second A&R LLC Agreement prior to the effectiveness of the Third A&R LLC Agreement, and thereafter means the Third A&R LLC Agreement. “Parties” has the meaning set forth in the Preamble hereto. “Party” has the meaning set forth in the Preamble hereto. “Person” means any natural person, corporation, partnership, joint venture, trust, estate, unincorporated association, limited liability company or any other entity (whether or not having separate legal personality), and shall include any successor (by merger or otherwise) of such entity. “Prohibited Payment” means any offer, gift, payment, promise to pay, or authorization of the payment of any money or anything of value, directly or indirectly, to a Government Official for the purpose of either (i) influencing any act or decision of the Government Official in his or her official capacity, (ii) inducing the Government Official to do or omit to do any act in violation of his or her lawful duty, (iii) securing any improper advantage or (iv) inducing the Government Official to use his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist in obtaining or retaining business or in directing business to any party. “Prohibited Transaction” means any of the following: (i) receiving, transferring, transporting, retaining, using, structuring, diverting or hiding the proceeds of any criminal activity whatsoever, including drug trafficking, fraud or bribery of a Government Official; (ii) engaging or becoming involved in, financing, or supporting financially or otherwise, sponsoring, facilitating, or giving aid to any terrorist person, activity or organization; or (iii) participating in any transaction or otherwise conducting business with any Person that appears on any list issued by a United States or European Union Governmental Authority, the World Bank or the United Nations with respect to money laundering, terrorism financing, drug trafficking or economic or arms embargoes.

4 “Representatives” means, with respect to any person, such person’s shareholders, officers, directors, employees, accountants, consultants, legal counsel, financial advisors and other representatives and agents. “Rules” shall have the meaning assigned to such term in Section 13.2. “Second A&R LLC Agreement” has the meaning set forth in the Recitals hereto. “SLA” shall have the meaning assigned to such term in Section 5.2. “Storage Core Frame Purchase Agreement” means that certain Amended and Restated Storage Core Frame Purchase Agreement entered into as of the Effective Date between AES LLC and Fluence pursuant to which AES Entities may from time to time purchase Battery Energy Storage Solutions from Fluence. “Third A&R LLC Agreement” has the meaning set forth in the Recitals hereto. 1.2 Interpretation. 1.2.1 When a reference is made in this Agreement to an Article, Section clause, Exhibit or Schedule, such reference shall be to an Article, Section or clause of, Exhibit or Schedule to, this Agreement unless otherwise indicated, and the words “Agreement,” “hereby,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole (including any Exhibits) and not merely to the specific section, paragraph or clause in which such word appears. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and do not in any way affect the meaning or interpretation of this Agreement. The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, shall be deemed to refer to the Effective Date. References to any statute are to that statute, as amended from time to time, and to the rules and regulations promulgated thereunder. Unless otherwise expressly provided herein, references to any agreement or document shall be a reference to such agreement or document as amended, modified or supplemented and in effect from time to time and shall include reference to all exhibits, schedules and other documents or agreements attached thereto or incorporated therein, including waivers or consents. Unless otherwise expressly provided herein, references to any Person include the successors and permitted assigns of that Person. Whenever the content of this Agreement permits, the masculine gender shall include the feminine and neuter genders, and a reference to singular or plural shall be interchangeable with the other. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. As used in this Agreement: (i) the term “including” and words of similar import mean “including, without limitation” unless otherwise specified, (ii) “$” and “dollars” refer to the currency of the United States of America, and (iii) “any” shall mean “one or more”. Unless the defined term “Business Days” is used, references to “days” in this Agreement refer to calendar days. 1.2.2 The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. 1.2.3 No summary of this Agreement prepared by or on behalf of any Party shall affect the meaning or interpretation of this Agreement.

5 Article 2. Scope 2.1 Scope. The Parties shall use commercially reasonable efforts to maximize opportunities to use Battery Energy Storage Solutions on a global basis across the AES fleet. AES shall cause the AES Entities to apply this Agreement on a global basis, with the same understanding as to applicable laws concerning transfer pricing. 2.2 AES Entities. In the case of non-controlled AES Entities, AES agrees to promote and educate those entities about the benefits of energy storage and Fluence. AES agrees to use commercially reasonable efforts to enable interactions between Fluence and non-controlled entities for the purpose of exploring energy storage project investments, enabling the participation of Fluence in any energy storage procurements, and creating a preferred vendor role for Fluence where permitted and applicable. 2.3 Key Interfaces. During the term of this Agreement, each Party shall provide the other Party with contact persons to serve as liaisons for effective cooperation and communication between AES and Fluence regarding the implementation of the terms of this Agreement. These contact persons shall schedule regular meetings. These contact persons include, but are not limited to, the following: 2.3.1 Management: The Fluence Representative and the AES Representative will be the respective interfaces at the management level for this Agreement. The Fluence Representative will manage the business plan and competitiveness of the Battery Energy Storage Solutions, and the AES Representative will manage interaction across AES Strategic Business Units with respect to energy storage project development. The Fluence Representative and the AES Representative shall both manage his or her respective teams independently and will be his or her respective Party’s representative with respect to escalated matters to be resolved, including but not limited to target sharing, availability of agreed technical sales support, capacity planning, and project delivery matters which cannot be resolved by Fluence sales people and the AES Strategic Business Units or individual AES project leads. Article 3. Offer Management Process – Supporting BD at AES 3.1 BD Process. It is recognized that AES projects will move through several life cycle stages from original conception to investment implementation. Fluence will provide support to AES as a preferred vendor of Battery Energy Storage Solutions throughout this process. AES will manage its project development process at its own discretion and will make information, pricing, support, or other needs known to Fluence for use in AES internal investment reviews, external bid processes, or other activities aimed at expanding the market for energy storage. AES will have the sole discretion to pursue project development investments. AES and Fluence agree that each will bear their own cost of these activities. 3.2 Bid Support. From time to time, AES may participate in bid or RFP processes to win contracted projects from Customers. Fluence will support AES as a key vendor in these processes with information, diagrams, processes, and personal representation as suitable and agreed upon request. AES will have the sole discretion to bid or not bid in any process. AES and Fluence agree that each will bear their own cost of these activities. 3.3 Advanced Projects. As AES projects advance in maturity, AES will have the sole discretion for whether to continue to fund and develop its own projects for investment. Fluence will support this effort in a manner consistent with a key project vendor. Any financial support,

6 credit support, warranty support, or other commitment by Fluence will be subject to a specific Purchase Order under the Storage Core Purchase Agreement. Article 4. Marketing Cooperation and Related Matters 4.1 Business Planning. As needed, but at least on an annual basis, the Parties shall jointly review the Fluence business plan and the AES outlook for project investments that could include energy storage, including discussion of any new technical requirements or needs from Fluence to assist AES in realizing project opportunities. 4.2 Joint Marketing. Joint marketing activities and trade events, including, but not limited to, marketing and trade fairs within a broader AES context, shall be agreed and planned in the business planning discussed in Section 4.1 between AES and Fluence. The Parties will mutually discuss in good faith proposals for joint marketing and fair participations. For agreed joint marketing or trade fair events in which AES enables Fluence to participate, Fluence will be responsible to pay any added fees or costs for materials related to its participation. AES shall be permitted to utilize images, product names, and materials from Fluence at events and in promotional efforts related to the sale of Battery Energy Storage Solutions, subject to compliance by AES with Fluence’s usage and brand guidelines and the Branding Agreement. Article 5. AES Business Development 5.1 Staffing. The staffing and hiring of personnel of AES and AES Entities shall be under the sole discretion of the AES Entity. Fluence shall have no right under this Agreement to make any decisions with respect to AES Business Development. 5.2 Funding. Funding of AES Business Development shall be the exclusive responsibility of the AES Entity’s own budget at its own expense and as needed to achieve project development objectives. In a rare case and for a limited purpose, Fluence may conclude a separate service level agreement (“SLA”) with the AES Entity to provide a fixed payment for a certain period of time to fund additional storage development resources. Any such SLA shall be negotiated in good faith between the parties and shall include development personnel as mutually agreed upon by the AES Entity and Fluence as well as customary reporting/feedback on performance. 5.3 Compensation. No AES Entity shall be entitled to any compensation payment from Fluence or any Fluence Entity in connection with any sales of Battery Energy Storage Solutions facilitated pursuant to this Agreement, except and then only to the extent that a specific SLA for sales resources as contemplated by Section 5.2 above applies. 5.4 Training. The Parties shall work together to develop a training program to facilitate the development of projects that utilize Battery Energy Storage Solutions by the AES Strategic Business Units. AES will name specific management and business development personnel to participate. The travel costs and expenses of the participants shall be borne by AES, and the costs and expenses for trainer and training facilities shall be borne by Fluence. Fluence shall provide initial training to the nominated personnel at regional training sessions within 180 days of the Effective Date. The Parties agree that such training program will continue on an ongoing basis throughout the Term and that they will work together in good faith to ensure that the AES business development team is properly trained at all times. Article 6. Contact Persons

7 6.1 Nomination. The Parties shall nominate permanent contact persons on both sides to act as liaison for communications between the AES Entity and Fluence (the “AES Representative” and the “Fluence Representative” respectively). These contact persons shall schedule regular meetings in order to exchange relevant information regarding (i) current project development activities, (ii) trade fairs, (iii) roadmaps for budgeting tools, and (iv) marketing activities. 6.2 Initial Contact Persons. The nominated contact person from AES (subject to replacement by AES on prior written notice to Fluence) is: The AES Corporation 4300 Wilson Boulevard Suite 1100 Arlington, VA 22203 Attention: Paul Freedman, General Counsel of The AES Corporation Email: paul.freedman@aes.com The nominated contact person from Fluence (subject to replacement by Fluence on prior written notice to AES) is: Fluence Energy, LLC 4601 N. Fairfax Drive Suite 600 Arlington, Virginia 22203 USA Attention: President, Americas Email: john.zahurancik@fluenceenergy.com Article 7. No Restrictions 7.1 No Fluence Restrictions. AES acknowledges and agrees that notwithstanding anything to the contrary in this Agreement or the LLC Agreement, AES does not have any exclusive rights to market and sell the Battery Energy Storage Systems and Solutions, and that the relationship contemplated by this Agreement shall not restrict Fluence in any way from utilizing the services of other Persons for the marketing and sale of Battery Energy Storage Solutions or from itself marketing and selling such Battery Energy Storage Solutions directly. Article 8. Compliance 8.1 Compliance Representations and Obligations. 8.1.1 Both Parties shall ensure that they and their respective Affiliates and Representatives comply fully with all applicable anti-bribery, anti-corruption, anti-terrorism, economic sanctions and anti-money laundering Applicable Laws and regulations, including, without limitation, international anti-corruption conventions such as the United Nations Convention Against Bribery, and the United States Foreign Corrupt Practices Act, and in each case, any applicable implementing legislation, with respect to their respective obligations under this Agreement. 8.1.2 Both Parties represent and warrant that neither they nor any of their respective Affiliates or Representatives, have, either directly or indirectly, made a Prohibited

8 Payment or engaged in a Prohibited Transaction with respect to their respective obligations under this Agreement. 8.1.3 Both Parties shall ensure that neither they nor any of their respective Affiliates or Representatives, will, either directly or indirectly, make, promise or authorize the making of a Prohibited Payment or engage in a Prohibited Transaction with respect to their respective obligations under this Agreement. 8.1.4 Both Parties agree to notify the other Party immediately upon gaining knowledge that a Prohibited Transaction or Prohibited Payment related to the obligations set forth in this Agreement and/or the sales and marketing efforts with respect to the Battery Energy Storage Solutions may have occurred and to cooperate in good faith with each other to determine whether a Prohibited Transaction or Prohibited Payment has occurred. 8.1.5 Both Parties agree that, if the other Party has any reasonable grounds to believe that a Prohibited Transaction has taken place or a Prohibited Payment has been made, it shall cooperate in good faith with the other Party in determining whether such a violation occurred by taking necessary measures, which could include engaging an independent third party to investigate the matter and to provide a written report of its findings to the Parties. 8.1.6 Both Parties acknowledge receipt of a copy of the other Party’s Code of Conduct and understands the standards to which the other Party expects all its contractors to comply with when performing services for or on behalf of the other Party. 8.1.7 In order to mitigate potential exposure to risk, the Parties shall perform due diligence on any subcontractors, consultants or agents prior to their engagement pursuant to the standards set forth in the other Party’s compliance program. The Parties shall execute a written agreement with each subcontractor, consultant, agent or representative which shall include the provisions at least as restrictive as those contained in this Article 8. 8.1.8 For the purpose of detecting potential violations of Applicable Law, the Parties shall perform periodic internal or independent audits of its financial books, accounts and records. 8.1.9 The Parties agree to provide an effective education and training program about the requirements and prohibitions of applicable anti-corruption laws for its subcontractors, consultants, agents and representatives who perform services under this Agreement. 8.2 Compliance Breaches. The Parties agree that a material breach of one or more of the covenants or representations (“Compliance Breach”) in this Article 8 shall be sufficient cause for the other Party to terminate this Agreement, , in each case in whole or in part, and to declare all or any of them null and void, in which case the breaching Party agrees that it shall forfeit any claim to any additional payments due to it under any of such terminated agreements, other than payments for services previously rendered under such terminated agreements, in addition to being liable for any damages or remedies available to the other Party under Applicable Law. the breaching Party shall indemnify and hold harmless the other Party from any claims, costs, liabilities, obligations, and damages the other Party incurs (including, without limitation, for the fees of any legal counsel Company may retain or engage) as a result of such Compliance Breach. 8.3 Survival. All the provisions in this Article 8 are material and shall survive the termination of the Agreement between AES and Fluence.

9 Article 9. Indemnification 9.1 General. Each Party (the “Indemnifying Party”) shall indemnify, defend and hold harmless the other Party, its Affiliates, and their Representatives and assigns (the “Indemnified Party”) from and against all claims, suits, causes of action, losses, liabilities, liens, damages, assessments, costs, expenses, demands, complaints or actions including but not limited to reasonable attorneys’ fees and court costs (collectively, “Claims”) of third parties concerning: (i) death, personal injury, or property damage of third parties, (ii) nonpayment of wages, benefits, fees, amounts owed, and/or any taxes (including penalties and interest) associated therewith arising from the Indemnifying Party’s Representatives, suppliers, contractors, and/or materialmen and (iii) violations by the Indemnifying Party or any Person for whom the Indemnifying Party is responsible of Applicable Law; in each case to the extent arising or resulting from the Indemnifying Party’s or its Representative’s negligence, willful misconduct, or breach of this Agreement. For sake of clarity, if both Parties are negligent or otherwise at fault or strictly liable without fault, then the obligations of indemnification under this Section 9.1 shall continue, but the Indemnifying Party shall indemnify the Indemnified Party only for the percentage of responsibility for the damage or injuries attributable to the Indemnifying Party. 9.2 Indemnification Procedures. 9.2.1 If an Indemnified Party receives written notice of a Claim, the Indemnified Party shall give prompt written notice to the Indemnifying Party, including a reasonably detailed description of the facts and circumstances relating to such Claim, a complete copy of all notices, pleadings and other papers related thereto, and a description in reasonable detail of the basis for the potential claim for indemnification with respect thereto. The Indemnified Party’s delay or deficiency in notifying the Indemnifying Party shall not relieve the Indemnifying Party of liability or obligation except to the extent (and only to the extent) such delay materially impacts the defense of the Claim. 9.2.2 The Indemnifying Party shall be entitled to assume the defense and to represent the interests of the Indemnified Party, which shall include the right to select and direct legal counsel and other consultants (all of whom shall be reasonably acceptable to the Indemnified Party), appear in proceedings on behalf of the Indemnified Party and to propose, accept or reject offers of settlement, subject to Section 9.2.3 below, all at its sole cost. Nothing herein shall prevent an Indemnified Party from retaining its own legal counsel and other consultants or participating in its own defense at its own cost and expense. Notwithstanding the foregoing, if (i) the claim is primarily for non-monetary damages against the Indemnified Party, or primarily for an injunction or other equitable relief that, if granted, would reasonably be expected to be material to the Indemnified Party, (ii) there is a material actual or potential conflict of interest that makes representation of the Indemnifying Party and the Indemnified Party by the same counsel or the counsel selected by the Indemnifying Party inappropriate, or (iii) the claim is a criminal proceeding, then in each case the Indemnified Party may, upon notice to the Indemnifying Party, assume the exclusive right to defend (and in the case of clause (iii) above, compromise and settle), such claim and the reasonable fees and expenses of the Indemnified Party’s separate counsel shall be borne by the Indemnifying Party; however the settlement of any claim pursuant to clauses (i) and (ii) above shall be governed by Section 9.2.3 below. Notwithstanding anything to the contrary herein, for sake of clarity, the Parties agree that the foregoing provisions shall not be construed so as to permit the Indemnified Party to control or assume the defense of any action, lawsuit, proceeding, investigation, demand or other claim brought against the Indemnifying Party concurrently with or in a joint proceeding in respect of any claim that is the subject of an indemnification claim hereunder by the Indemnified Party.

10 9.2.3 Notwithstanding anything to the contrary herein, the Indemnifying Party shall not compromise or settle, or admit any liability with respect to any third party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), unless the relief consists solely of (i) money damages (all of which the Indemnifying Party shall pay), and (ii) includes a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto. If the Indemnified Party assume the defense of or represents their own interests, no settlement shall be made without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed). 9.3 Limited Waiver of Certain Immunities. Each of the Parties hereby specifically and expressly agrees that with respect to any and all claims against an Indemnified Party by any representative of an Indemnifying Party, any indemnification available hereunder shall not be limited by reason of any immunity to which such Indemnifying Party may be entitled under any workers compensation and/or industrial insurance acts, disability benefit acts, or other employee benefits acts and any limitation on the amount or type of damages, compensation, or benefits payable by or for the Indemnifying Party to such representative with respect to any such claim. For the sake of clarity, the Indemnifying Party’s waiver of immunity by the provisions of this section extends only to indemnification claims against the Indemnifying Party by or on behalf of the Indemnified Party under or pursuant to this agreement, and does not apply to any claims made by the Indemnifying Party’s representatives directly against the Indemnifying Party. 9.4 Survival. The indemnities set forth in this Article 9 shall survive the termination or expiration of this Agreement. Article 10. Term and Termination 10.1 Term. The term of this Agreement shall commence as of the Effective Date and shall continue until the fourth (4th) anniversary thereof (the “Initial Term”) and thereafter shall be automatically extended in successive one (1) year increments (the Initial Term together with any such extensions, the “Term”). 10.2 Early Termination. Either Party may terminate this Agreement effective upon the expiration of the Initial Term or the expiration of any extension thereof upon not less than six (6) months prior written notice of termination furnished to the other Party. No termination of this Agreement pursuant to this Section 10.2 shall affect any Purchase Orders executed between the Parties prior to the date of termination or any Consortium Agreement then in effect. 10.3 Transition. If this Agreement is terminated pursuant to this Section 10.2, the Parties shall cooperate to manage any projects or opportunities in progress so as to ensure minimal disruption to the end customer, subject to compliance with Applicable Law (including antitrust requirements). Each Party shall submit a list of opportunities in progress for which the Parties agree to continue working together and where existing sales arrangements will be honored through completion. 10.4 Termination for Cause and other Remedies. A Party may terminate this Agreement for cause and/or pursue such other rights and remedies as may be available to it at law or in equity, upon thirty (30) days prior written notice in the event the other Party hereto materially breaches this Agreement and fails to cure the breach within thirty (30) days after receipt of written demand therefor.

11 Article 11. Limitations of Liability 11.1 WAIVER OF CERTAIN DAMAGES. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE, WHETHER BASED IN CONTRACT, GUARANTY, WARRANTY, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, STRICT LIABILITY, INDEMNITY OR ANY OTHER LEGAL OR EQUITABLE THEORY, FOR: LOSS OF USE, REVENUE, SAVINGS, PROFIT, INTEREST, GOODWILL OR OPPORTUNITY, COSTS OF CAPITAL, COSTS OF REPLACEMENT OR SUBSTITUTE USE OR PERFORMANCE, LOSS OF INFORMATION AND DATA, LOSS OF POWER, VOLTAGE IRREGULARITIES OR FREQUENCY FLUCTUATION, CLAIMS ARISING FROM THE OTHER PARTY’S THIRD PARTY CONTRACTS, OR FOR ANY TYPE OF INDIRECT, SPECIAL, LIQUIDATED, PUNITIVE, EXEMPLARY, COLLATERAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR ANY OTHER LOSS OR COST OF A SIMILAR TYPE. 11.2 EFFECTIVENESS. THE PARTIES AGREE THAT THE EXCLUSIONS AND LIMITATIONS IN THIS ARTICLE 12 WILL PREVAIL OVER ANY CONFLICTING TERMS AND CONDITIONS IN THIS AGREEMENT AND MUST BE GIVEN FULL FORCE AND EFFECT, WHETHER OR NOT ANY OR ALL SUCH REMEDIES ARE DETERMINED TO HAVE FAILED OF THEIR ESSENTIAL PURPOSE. THESE LIMITATIONS OF LIABILITY ARE EFFECTIVE EVEN IF A PARTY HAS BEEN ADVISED BY THE OTHER PARTY OF THE POSSIBILITY OF SUCH DAMAGES. THE WAIVERS AND DISCLAIMERS OF LIABILITY, RELEASES FROM LIABILITY AND LIMITATIONS ON LIABILITY EXPRESSED IN THIS ARTICLE 12 EXTEND TO THE PARTIES’ RESPECTIVE AFFILIATES, PARTNERS, PRINCIPALS, MEMBERS SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, SUPPLIERS, AGENTS, AND SUCCESSORS AND ASSIGNS. 11.3 Commencement of Claims. Except with respect to claims arising under Article 10 or Article 13, any legal action of either Party arising under this Agreement must be commenced within two (2) years after the earlier to occur of (i) such Party having obtained knowledge of such claim or (ii) the expiration or termination of this Agreement. To the maximum extent permitted by Applicable Law, each Party hereby waives any right to commence any claim or action after such two (2) year period. Article 12. Confidentiality 12.1 Confidential Information. Each Party shall, and shall cause its respective Affiliates and Representatives to, keep confidential any information which it may have or acquire before or after the date of this Agreement, concerning the other Party and its assets, business, operations, affairs, financial condition or such information, “Confidential Information”). 12.2 Non-Disclosure. Neither Party shall use any Confidential Information in any manner detrimental to the other Party nor shall any of them disclose, publish or make accessible, directly or indirectly, any Confidential Information to any person. In addition, the Parties shall exercise all reasonable efforts to prevent any other person from gaining access to such Confidential Information and take such protective measures as may be or become reasonably necessary to preserve the confidentiality of such Confidential Information. 12.3 Exceptions. Notwithstanding Section 12.1 and Section 12.2, either Party may disclose Confidential Information:

12 12.3.1 to any Representative of such Party, provided that such Representative has a need to know and has been informed of the confidential nature of the information pursuant to Section 12.4; 12.3.2 to the extent required by (i) any applicable law of any Governmental Authority (including any rule or regulation of the Securities and Exchange Commission), (ii) any stock exchange rule or regulation or (iii) any binding judgment, order or requirement of any court or other Governmental Authority of competent jurisdiction; provided, that the Party required to disclose Confidential Information, as the case may be, has delivered written notice to and consulted, to the extent practicable, with the other Party prior to disclosure of such Confidential Information; and 12.3.3 to the extent such Confidential Information becomes available within the public domain (otherwise than as a result of a breach of this Article 12). 12.4 Representatives Bound. Each Party shall inform any representative to whom it provides Confidential Information that such information is confidential and shall instruct them (a) to keep such Confidential Information confidential and (b) not to disclose it to any third party (other than those persons to whom such Confidential Information has already been disclosed in accordance with the terms of this Agreement). The disclosing Party shall be responsible for any breach of this Article 12 by the person to whom the Confidential Information is disclosed. 12.5 Survival. Notwithstanding anything herein to the contrary, the provisions of this Article 12 shall survive the termination of this Agreement for a period of three (3) years. Article 13. Dispute Resolution and Choice of Law 13.1 Referral to Senior Management. Except as otherwise provided by this Agreement, any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach hereof (which breach or alleged breach by a Party remains uncured within ten (10) Business Days after receipt of written notice thereof from another Party) or the validity or termination hereof or the relationship created between the Parties by and/or through this Agreement (a “Dispute”) shall first be settled as far as possible by good faith negotiations between the parties to the Dispute, in the form of meetings between senior- management level representatives of such Parties, upon the written request by any such Party to the other parties to the Dispute, which writing shall set forth in reasonable detail the nature and extent of the Dispute. For this purpose a senior-management level representative of AES shall be named and the senior-management level representative of Fluence shall be its Chief Executive Officer. 13.2 Referral to Arbitration. If the parties to the Dispute are unable for any reason to resolve a Dispute within thirty (30) days after receipt by any Party of written notice of a Dispute, then any Party may submit the Dispute to arbitration to be finally and exclusively resolved under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then in effect (the “Rules”), except as modified herein. There shall be three (3) arbitrators. If there are two (2) parties to the Dispute, each of the parties to the Dispute shall nominate one (1) independent arbitrator in accordance with the Rules. If there are more than two (2) parties to the Dispute, the independent arbitrators shall be nominated in accordance with the Rules; provided, however, that any Party and its Affiliates shall be entitled to nominate only one (1) such independent arbitrator. The arbitrators so nominated, once confirmed by the AAA, shall nominate an additional arbitrator to serve as chairman, such nomination to be made within fifteen (15) days of the confirmation by

13 the AAA of the second arbitrator. If the initial arbitrators shall fail to nominate an additional arbitrator within such fifteen (15) day period, such additional arbitrator shall be appointed by the AAA. The arbitrators shall be required to submit a written statement of their findings and conclusions. Except as otherwise agreed by the parties to such Dispute, exclusive venue of arbitration shall be New York, New York, and the language of the arbitration shall be English and each of the Parties hereby submits to the non-exclusive jurisdiction of the state and federal courts located in New York, New York for preliminary relief in aid of arbitration and for the enforcement of any arbitral award. By agreeing to arbitration, the Parties do not intend to deprive any national court of its jurisdiction to issue any pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings. 13.3 Neutral Arbitrators. None of the Parties or the arbitrators shall select any arbitrator for the arbitral tribunal who has any interest in the Dispute or who has, or within the immediately preceding five (5) years has had, any economic or other relationship with any party to the Dispute. 13.4 Procedures and Costs. The arbitrators shall not have the right to award consequential, incidental, indirect, special, treble, multiple or punitive damages. The arbitral tribunal shall not be empowered to decide any dispute ex aequo et bono or amiable compositeur, and the arbitral tribunal shall decide the Dispute under the substantive laws of the State of Delaware pursuant to the Rules of AAA, without regard to applicable choice of law provisions thereof. The arbitration award shall be decided by majority opinion and issued in writing in the English language and shall state the reasons upon which it is based. It may be made public only with the consent of each participating Party or as may be required by law or regulatory authority or as necessary for enforcement of such award. The arbitrators shall allocate the fees and costs of the arbitration. The losing Party(ies) shall pay the prevailing Party(ies)’ attorney’s fees and costs and the costs associated with the arbitration, including the expert fees and costs and the arbitrators’ fees and costs borne by the prevailing Party(ies), all as determined by the arbitrators. Each Party shall bear its own fees and costs until the arbitrators determine which, if any, Party is the prevailing Party(ies) and the amount that is due to such prevailing Party(ies). 13.5 Award. The award rendered by the arbitrators shall be final and binding on the participating Parties and shall be the sole and exclusive remedy between and among the participating Parties regarding any claims, counterclaims, issues or accounting presented to the arbitral tribunal. The award shall be issued no later than one hundred twenty (120) days from the last hearing held by the arbitrators or as soon thereafter as practicable. The award shall be paid within thirty (30) days after the date it is issued and shall be paid in U.S. Dollars in immediately available funds, free and clear of any Liens, Taxes or other deductions. A judgment confirming or enforcing such award may be rendered by any court of competent jurisdiction. 13.6 Confidentiality. The arbitration shall be confidential. No Party may disclose the fact of the arbitration, any award relating thereto or any settlement relating to any Dispute without the prior consent of the other Party(ies); provided, that such matters may be disclosed without the prior consent of the other Party(ies) to lenders, auditors, tax or other Governmental Authority or as may be required by law or regulatory authorities or as necessary to enforce any award. 13.7 Continued Performance; Provisional Remedies. Notwithstanding the existence of any Dispute, the Parties shall continue to perform their respective obligations under this Agreement unless the Parties otherwise mutually agree in writing. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement is intended to, nor shall it, prevent the Parties from seeking temporary injunctive relief at any time as may be available under Law or in equity to preserve its rights pending the outcome of any arbitration. Without prejudice to such

14 provisional remedies as may be available under the jurisdiction of a national court, the arbitral tribunal shall have full authority to grant provisional remedies or order the Parties to request that a court modify or vacate any temporary or preliminary relief issued by a court, and to award damages for the failure of any Party to respect the arbitral tribunal’s orders to that effect. The Parties agree that any issue regarding the arbitrability of any claims or disputes arising under, relating to or in connection with this Agreement is an issue solely for the arbitrators, not a court, to decide. 13.8 Waiver of Jury Trial. THE PARTIES HEREBY EXPRESSLY WAIVE ALL RIGHTS TO TRIAL BY JURY OR OTHERWISE ON ANY CLAIM, CAUSE OF ACTION, SUIT OR PROCEEDING PERMITTED UNDER THIS ARTICLE 13. THE PROVISIONS OF THIS AGREEMENT RELATING TO WAIVER OF TRIAL BY JURY SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT IT IS RELYING ON THE WAIVER CONTAINED HEREIN AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATES IN THIS SECTION 13.8. Article 14. Miscellaneous 14.1 Governing Law. This Agreement (including any Dispute) shall be deemed made and prepared and shall be governed, construed and interpreted in accordance with the internal laws of the State of Delaware, without regard to principles of conflict of laws thereof which may require the application of the law of another jurisdiction. 14.2 Assignment; Successors. Neither Party may assign all or any part of this Agreement, or any rights or obligations hereunder, without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Any purported assignment which fails to comply with the requirements of this Section 14.2 shall be null and void. Notwithstanding the foregoing: (i) either Party may, without the prior written consent of the other Party, assign all or any part of this Agreement or any Purchase Order issued hereunder, or any rights or obligations hereunder or thereunder, to an Affiliate, which will accept such assignment and assume all obligations related to this Agreement; provided that, notwithstanding any such assignment, the assigning Party shall not be relieved of any of its obligations hereunder by reason of such assignment and shall remain liable hereunder to the same degree that the assigning Party would be responsible had there been no assignment. It shall be reasonable for a Party to withhold consent to a proposed assignment where the proposed assignee is identified on Exhibit D to the LLC Agreement. 14.3 Compliance with Applicable Law. The Parties agree to comply with all applicable laws and regulations. The Parties’ obligations to fulfill this Agreement are subject to the condition that the fulfillment is not prohibited by any national and/or international foreign trade and customs regulations or any embargos or other applicable sanctions. 14.4 Amendments. Any modification or amendment to this Agreement must be made in writing and signed by authorized representatives of the Parties to be effective. 14.5 Relationship of the Parties. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, employee-employer relationship, trust or other association of any kind between the Parties and each Party shall be individually responsible only for its obligations as set forth in this Agreement. In each case where a AES Entity referred to in

15 this Agreement is an Affiliate of AES, such reference shall be deemed to mean that AES shall cause such AES Affiliate to comply with the applicable obligation, and in each case where a Fluence Entity referred to in this Agreement is an Affiliate of Fluence, such reference shall be deemed to mean that Fluence shall cause such Fluence Affiliate to comply with the applicable obligation. 14.6 Publicity. No Party hereto shall refer to or use, or permit any persons to refer to or use, any other Party’s name, trademarks, service marks or logos in any advertising, promotional materials, press releases or other publicity without obtaining the prior written consent of the applicable Party, except when, and to the extent that, such communication is required by applicable laws, regulations or stock exchange rules. 14.7 Non-Exclusive Remedies and Non-Waivers. No delay or omission by the Parties in exercising any right or remedy provided for herein shall constitute a waiver of such right or remedy nor shall it be construed as a bar to or waiver of any such right or remedy on any future occasion. Any waiver authorized on one occasion must be made in writing and is effective only in that instance and only for the purpose stated, and does not operate as a waiver on any future occasion. The rights and remedies of the Parties herein shall not be exclusive and are in addition to any other rights and remedies provided by Applicable Law or in equity. 14.8 Severability. Any provision of this Agreement issued hereunder that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof (provided the substance of the agreement between the Parties is not thereby materially altered), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Laws, the Parties hereto hereby waive any provision of Applicable Law which renders any provision hereof prohibited or unenforceable in any respect. 14.9 Survival. The Indemnification, Limitations of Liability, Confidentiality, Dispute Resolution and Miscellaneous sections of this Agreement, and any provision that contemplates performance or observance subsequent to termination or expiration shall survive termination or expiration of this Agreement. 14.10 Complete Agreement and Counterparts. This Agreement shall constitute the entire agreement between the Parties and shall supersede all previous communications, representations, agreements or understandings, whether oral or written, with respect to the subject matter hereof. The headings used in this Agreement are for reference and shall not limit or affect the meaning or interpretation of any of the terms hereof. 14.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which when so executed and delivered shall constitute a duplicate original and all counterparts together shall constitute one and the same instrument. Transmission of the executed signature page of a counterpart of this Agreement by electronic mail shall be effective as delivery of an executed counterpart of this Agreement. 14.12 Notices. 14.12.1 All notices and other communications which either Party is required or may desire to serve upon the other shall be addressed to the Party to be served as follows, unless a different address is designated in writing by the Party to be served:

16 To AES: The AES Corporation 4300 Wilson Boulevard Suite 1100 Arlington, VA 22203 Attention: Paul Freedman, General Counsel of The AES Corporation Email: paul.freedman@aes.com With a copy to: AES Grid Stability, LLC 4300 Wilson Boulevard Suite 1100 Arlington, VA 22203 Attention: Chris Shelton, Senior Vice President, Chief Product Officer and President, AES Next Email: chris.shelton@aes.com To Fluence: To the contact person designated pursuant to Article 6 above With a copy to: Fluence Energy, LLC Attn: General Counsel Email: frank.fuselier@fluenceenergy.com 14.12.2 All notices, requests, consents and other communications under this Agreement must be in writing and shall be deemed to have been duly given and effective (i) immediately (or, if not delivered or sent on a Business Day, the next Business Day) if delivered or sent and received by electronic mail , (ii) on the date of delivery if by hand delivery (or, if not delivered on a Business Day, the next Business Day) or (iii) on the first Business Day following the date of dispatch (or, if not sent on a Business Day, the next Business Day after the date of dispatch) if by a nationally recognized overnight delivery service (all fees prepaid). In the case of notice via email, each Party shall upon request of the other Party expressly acknowledge or deny receipt of such notice. 14.13 Joint Effort. Preparation of this Agreement has been a joint effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other. Any rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, or any amendments or Exhibits hereto. 14.14 Language of the Agreement, Correspondence, Documentation. The language of this Agreement shall be English. Unless to the extent agreed otherwise, correspondence, technical and commercial documents as well as any other information exchanged between the Consortium Members relating to this Agreement shall be in English.

17 [Signature page follows]

[Signature Page to AES Cooperation Agreement] IN WITNESS WHEREOF, Fluence and AES have caused their duly appointed representatives to execute this Agreement. The AES Corporation By: Name: J. Chris Shelton Title: Senior Vice President and Chief Product Officer Fluence Energy, LLC By: Fluence Energy, Inc., as managing member By: Name: Manuel Perez Dubuc Title: Chief Executive Officer By: __________________________ Name: Dennis Fehr Title: Chief Financial Officer DocuSign Envelope ID: 4E7B666D-8FF2-4DCF-B247-692703A250D6

[Signature Page to AES Cooperation Agreement] IN WITNESS WHEREOF, Fluence and AES have caused their duly appointed representatives to execute this Agreement. The AES Corporation By: Name: Chris Shelton Title: Senior Vice President and Chief Product Officer Fluence Energy, LLC By: Fluence Energy, Inc., as managing member By: Name: Manuel Perez Dubuc Title: Chief Executive Officer By: __________________________ Name: Dennis Fehr Title: Chief Financial Officer

[Signature Page to AES Cooperation Agreement] IN WITNESS WHEREOF, Fluence and AES have caused their duly appointed representatives to execute this Agreement. The AES Corporation By: Name: Chris Shelton Title: Senior Vice President and Chief Product Officer Fluence Energy, LLC By: Fluence Energy, Inc., as managing member By: Name: Manuel Perez Dubuc Title: Chief Executive Officer By: __________________________ Name: Dennis Fehr Title: Chief Financial Officer